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                                                                     EXHIBIT 10




                  [SKADDEN, ARPS, MEAGHER & FLOM, ILLINOIS]



                                              July 28, 1997



Van Kampen American Capital
  Life Investment Trust
One Parkview Plaza
Oakbrook Terrace, Illinois  60181

                Re:  Van Kampen American Capital
                     Life Investment Trust
                     Registration Statement on Form N-1A
                     (File Nos. 33-628 and 811-4425)

Ladies and Gentlemen:

     We have acted as counsel to Van Kampen American Capital Life Investment Trust (the "Trust"), a Delaware business trust, on behalf of the Strategic Stock Portfolio series of the Trust (the "Fund"), in connection with the preparation of Post-Effective Amendment No. 23 to the Trust's Registration Statement on
Form N-1A (as amended, the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), with the Securities and Exchange Commission (the "Commission") on or about July 28, 1997. The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of shares of beneficial interest, $.01 par value per share, of the Fund (collectively, the "Shares").

     This opinion is delivered in accordance with the requirements of Item 24(b)(10) of Form N-1A under the 1933 Act and the 1940 Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust filed with the Secretary of State of Delaware, (ii) the

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Van Kampen American Capital
   Life Investment Trust
July 28, 1997
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Agreement and Declaration of Trust and By-Laws of the Trust, each as amended to date (the "Declaration of Trust" and "By-Laws", respectively), (iii) the Certificate of Designation Establishing the Fund and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Trust or others.

     Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any jurisdiction other than matters relating to the Delaware business organizational statutes (including statutes relating to Delaware business trusts).

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Board of Trustees of the Trust has duly adopted resolutions authorizing the issuance and sale of the Shares and the filing of the Registration Statement and (ii) certificates for the Shares have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, the issuance and sale of Shares by the Trust will have been validly authorized and such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 10 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration
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Van Kampen American Capital
   Life Investment Trust
July 28, 1997
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Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                                    Very truly yours,

                                        Skadden, Arps, Meagher & Flom, Illinois